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                                                                    EXHIBIT 99.1


[MEDICAL ASSURANCE LOGO]                                            NEWS RELEASE


                                                   For More Information Contact:

                                                                 Frank B. O'Neil
                                    Sr. Vice President, Corporate Communications
                                   205-877-4460 * 800-282-6242 * foneil@maih.com



MEDICAL ASSURANCE ANNOUNCES PRELIMINARY RESULTS OF PORTFOLIO
ADJUSTMENT CALCULATION FOR PROFESSIONALS GROUP TRANSACTION


BIRMINGHAM, AL -- (BUSINESS WIRE) -- May 25, 2001 -- Medical Assurance, Inc. (NYSE:MAI) announced today that preliminary calculations show the portfolio adjustment amount (the "Adjustment Amount") to be used in the consolidation with Professionals Group is expected to fall within a range of $1.40 to $1.50 per share if the transaction closes, as expected, before June 30, 2001.

Medical Assurance, Inc. and Professionals Group are combining to form ProAssurance Corporation, which will be the third largest writer of medical professional liability insurance in the country. Shareholders of Medical Assurance and Professionals Group have been sent a Notice and Proxy allowing them to vote on the proposed transaction at special meetings on June 25, 2001. The proposed consolidation is subject to shareholder and final regulatory approvals.

The Adjustment Amount, which is being verified and will be updated when final, was calculated as of April 30, 2001, the valuation date established under terms of the consolidation agreement announced on June 23, 2000. The Adjustment Amount represents the change in the value of Professionals Group's portfolio assets held on December 31, 1999, through the valuation date. Should unforeseen circumstances postpone the closing until after June 30th, the valuation date will change and the Adjustment Amount will be recalculated.

Using the midpoint of the expected range ($1.45) as the Adjustment Amount, Professionals Group shareholders will be eligible to receive either $27.45 per share in cash, or $13.45 in cash and $14.00 in ProAssurance stock. The process for establishing the Adjustment Amount and the number of shares to be distributed in a cash and stock election is described in Medical Assurance's Proxy Statement for the June 25, 2001 shareholders' meeting.

This news release contains historical information, as well as forward-looking statements that are based upon Medical Assurance's estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The Company's expectations regarding the timing, financing, closing, and effects of the consolidation may be beyond the Company's control and thus difficult to predict. There are numerous important factors that could cause actual results to differ materially from those in the forward-looking statements. The principal risk factors that may cause actual results to differ materially from those expressed in the forward-looking statements are described in various documents filed by Medical Assurance and ProAssurance Corporation with the Securities and Exchange Commission, including Medical Assurance's Form 10K for the year ended December 31, 2000 and the ProAssurance Form S-4 Registration Statement (Registration No. 333-49378). In view of the many uncertainties inherent in the forward-looking statements made in this document, the inclusion of such information should not be taken as representation by the Company or any other person that Medical Assurance's objectives or plans will be realized.




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(MEDICAL ASSURANCE LOGO)                                  NEWS RELEASE CONTINUES


Investors and shareholders are encouraged to read the ProAssurance Registration Statement (Registration No. 333-49378) because it contains information regarding the consolidation and their legal rights. Investors and shareholders can obtain a free copy of the Registration Statement from the ProAssurance website, www.proassurance.com. The Registration Statement, as well as documents filed by Medical Assurance with the Securities and Exchange Commission are also available from the Securities and Exchange Commission's website at www.sec.gov. All documents are available without charge upon request to:

                            Medical Assurance, Inc.
                              100 Brookwood Place
                           Birmingham, Alabama 35209
                           Attention: Frank B. O'Neil
                          205-877-4460 or 800-282-6242

Medical Assurance and its directors and officers, may be deemed to be participants in the solicitation of proxies from the shareholders of Medical Assurance in connection with the consolidation. Information about the directors and officers of Medical Assurance and their ownership of Medical Assurance common stock is set forth in Medical Assurance's Form 10K for the year ended December 31, 2000. You can obtain a free copy of the Form 10K at the Securities and Exchange Commission's website at www.sec.gov or by contacting Medical Assurance at the address set forth above.


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